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Exhibit 10.1

        During the quarter ended June 30, 2002, the Company entered into Indemnification Letters in the form attached with all of its Directors.

APEX SILVER MINES LIMITED
c/o APEX SILVER MINES CORPORATION
1700 LINCOLN STREET, SUITE 3050
DENVER, COLORADO 80203

[Date]

[Name and address]

Dear Sir:

Indemnification Letter

        As the Company desires to attract and retain the services of highly qualified individuals such as yourself and to induce you to continue to provide services as a Director of the Company, the Company wishes to provide for your indemnification as set out in this Letter.

        The Company hereby confirms as follows:

1.
That you and your personal representatives shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by you in or about the conduct of the Company's business or affairs or in the execution or discharge of your duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by you in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

2.
You shall not be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of your office or in relation thereto, unless the same shall happen through your own dishonesty.

Sincerely yours,

For and on behalf of
 Apex Silver Mines Limited

Countersigned by:

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Exhibit 10.1